Exhibit 5.1

HUNTON & WILLIAMS LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011

November 12, 2013

Cash America International, Inc.

1600 W. 7th Street

Fort Worth, Texas 76102

Re: $300,000,000 Aggregate Principal Amount of 5.75% Senior Notes due 2018

Ladies and Gentlemen:

We have acted as special counsel to Cash America International, Inc., a Texas corporation (the “Company”), in connection with the issuance by the Company of $300,000,000 Senior Notes due 2018 (the “Exchange Notes”) and the guarantees of the Company’s obligations under the Exchange Notes (the “Guarantees”) by the guarantors listed on Schedule I hereto (the “Specified Guarantors”) and the guarantors listed on Schedule II (the “Other Guarantors”, and together with the Specified Guarantors, the “Guarantors”) under an Indenture dated May 15, 2013, by and among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended by the First Amendment to Indenture, dated as of November 8, 2013, by and between the Company and the Trustee, and as supplemented by the First Supplemental Indenture, dated as of November 8, 2013, by and among the Company, Creazione Estilo, S.A. de C.V., a sociedad anónima de capital variable, and the Trustee (as amended and supplemented, the “Indenture”), and pursuant to a registration statement on Form S-4 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on November 12, 2013. The Exchange Notes will be issued in exchange for the Company’s outstanding 5.75% Senior Notes due 2018 issued on May 15, 2013 (the “Outstanding Notes”) on terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). The Exchange Notes will be guaranteed by each of the Guarantors pursuant to the terms of the Indenture. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes.

As such counsel, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and the Guarantors, public officials and others as to factual matters without having independently verified such matters.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, and (iv) the genuineness of signatures not witnessed by us. With your consent, we have also assumed that (a) the Indenture, the Exchange Notes and the Guarantees (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto, other than by the Company and the Specified Guarantors, (b) the Documents constitute legally valid and binding obligations of the parties

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

November 12, 2013

thereto, other than the Company and the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, any governmental authorities.

We are opining herein as to the internal laws of the States of Georgia, New York, North Carolina, Florida and Texas and the Commonwealth of Virginia, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the affect thereon, of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts after such time as the Registration Statement is declared effective.

Various matters relating to the laws of the states of Alabama, Alaska, Colorado, Illinois, Indiana, Kentucky, Missouri, Oklahoma, South Carolina, Tennessee, Utah and the United Mexican States are addressed in the opinions of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (with respect to the laws of the states of Alabama and Tennessee), Ballard Spahr LLP (with respect to the laws of the state of Utah), Bingham Greenebaum Doll LLP (with respect to the laws of the states of Indiana, Kentucky and Ohio), Bryan Cave LLP (with respect to the law of the state of Missouri), Crowe & Dunlevy (with respect to the laws of the state of Oklahoma), Greenberg Traurig, LLP (with respect to the laws of the states of Colorado, Illinois and Nevada), K&L Gates LLP (with respect to the laws of the states of Alaska and South Carolina) and Baker & McKenzie, S.C. (with respect to the laws of the United Mexican States), which are filed as exhibits to the Registration Statement. We express no opinion herein with respect to those matters and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters, including that that each of the Other Guarantors (a) is validly existing and in good standing under the laws of its jurisdiction of formation, (b) has the entity power and authority to execute and deliver the Indenture, which includes the Guarantees, and to perform their obligations thereunder, and (c) has duly authorized, executed and delivered the Indenture.

Based upon the foregoing, we are of the opinion that:

1. When the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and the Exchange Notes have been issued and delivered to those holders of the Outstanding Notes in exchange for such Outstanding Notes as contemplated by the Prospectus, the Exchange Notes will be legally valid and binding obligations of the Company.

2. When the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and the Exchange Notes shall have been issued and delivered to those holders of the Outstanding Notes in exchange for such Outstanding Notes as contemplated by the Prospectus, the Guarantees will be legally valid and binding obligations of the Guarantors.

November 12, 2013

The opinions set forth above are subject to the qualification that the validity and enforcement of the Company’s obligations under the Indenture and the Exchange Notes and the Guarantors’ obligations under the Guarantees may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing. We express no opinion regarding any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law or any provision that permits holders to collect any portion of the stated principal amount upon the acceleration of the Exchange Notes to the extent determined to constitute unearned interest. Further, we call your attention to Senior Transeastern Lenders v. Official Comm. Of Unsecured Creditors (In re TOUSA, Inc., et al.), 680 F.3d 1298 (11th Cir. 2012), and note that the validity and enforcement of the Guarantors’ obligations under the Guarantees may be subject to the holding in that case.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & William LLP

Schedule I

Specified Guarantors

Entity Name	Jurisdiction of Formation
Cash America Financial Services, Inc.	Delaware
Cash America Franchising, Inc.	Delaware
Cash America Global Financing, Inc.	Delaware
Cash America Global Services, Inc.	Delaware
Cash America Holding, Inc.	Delaware
Mr. Payroll Corporation	Delaware
Cash America Management L.P.	Delaware
Cash America Pawn L.P.	Delaware
Cash America, Inc.	Delaware
Cash America Advance, Inc.	Delaware
Cash America, Inc. of Louisiana	Delaware
RATI Holding, Inc.	Texas
Cash America, Inc. of North Carolina	North Carolina
Cash America, Inc. of Virginia	Virginia
Cash America Internet Sales, Inc.	Delaware
Cashland Financial Services, Inc.	Delaware
Strategic Receivable Management Solutions, LLC	Delaware
Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Delaware
Longhorn Pawn and Gun, Inc.	Texas
Hornet Pawn & Gun, Inc.	North Carolina
Enova International, Inc.	Delaware
Debit Plus, LLC	Delaware
Debit Plus Technologies, LLC	Delaware
Debit Plus Payment Solutions, LLC	Delaware
Debit Plus Services, LLC	Delaware
DP Labor Holdings, LLC	Delaware
Enova Online Services, Inc.	Delaware
Billers Acceptance Group, LLC	Delaware
Enova Financial Holdings, LLC	Delaware
CNU Online Holdings, LLC	Delaware
AEL Net Marketing, LLC	Delaware
AEL Net of Illinois, LLC	Delaware
AEL Net of Missouri, LLC	Delaware
CNU of Alabama, LLC	Delaware
CNU of Alaska, LLC	Delaware
CNU of Arizona, LLC	Delaware
CNU of California, LLC	Delaware
CNU of Colorado, LLC	Delaware
CNU of Delaware, LLC	Delaware
CNU of Florida, LLC	Delaware
CNU of Hawaii, LLC	Delaware
CNU of Idaho, LLC	Delaware
CNU of Illinois, LLC	Delaware
CNU of Indiana, LLC	Delaware
CNU of Kansas, LLC	Delaware
CNU of Louisiana, LLC	Delaware

Entity Name	Jurisdiction of Formation
CNU of Maine, LLC	Delaware
CNU of Michigan, LLC	Delaware
CNU of Minnesota, LLC	Delaware
CNU of Mississippi, LLC	Delaware
CNU of Missouri, LLC	Delaware
CNU of Montana, LLC	Delaware
CNU of Nevada, LLC	Delaware
CNU of New Hampshire, LLC	Delaware
CNU of New Mexico, LLC	Delaware
CashNetUSA CO, LLC	Delaware
CashNetUSA OR, LLC	Delaware
The Check Giant NM, LLC	Delaware
CNU of North Dakota, LLC	Delaware
CNU of Ohio, LLC	Delaware
CNU of Oklahoma, LLC	Delaware
CNU of Oregon, LLC	Delaware
CNU of Rhode Island, LLC	Delaware
CNU of South Carolina, LLC	Delaware
CNU of South Dakota, LLC	Delaware
CNU of Tennessee, LLC	Delaware
CNU of Texas, LLC	Delaware
CNU of Utah, LLC	Delaware
CNU of Virginia, LLC	Delaware
CNU of Washington, LLC	Delaware
CNU of Wisconsin, LLC	Delaware
CNU of Wyoming, LLC	Delaware
CNU Technologies of Alabama, LLC	Delaware
CNU Technologies of Arizona, LLC	Delaware
CNU Technologies of California, LLC	Delaware
CNU Technologies of Iowa, LLC	Delaware
CNU Technologies of New Mexico, LLC	Delaware
CNU Technologies of South Carolina, LLC	Delaware
CNU Technologies of Wisconsin, LLC	Delaware
CashEuroNet UK, LLC	Delaware
CashNet CSO of Maryland, LLC	Delaware
CashNetUSA of Florida, LLC	Delaware
CNU DollarsDirect Inc.	Delaware
CNU DollarsDirect Lending Inc.	Delaware
DollarsDirect, LLC	Delaware
Enova Brazil, LLC	Delaware
EuroNetCash, LLC	Delaware
Mobile Leasing Group, Inc.	Delaware
Ohio Consumer Financial Solutions, LLC	Delaware
TrafficGen, LLC	Delaware
NC Financial Solutions, LLC	Delaware
NC Financial Solutions of Alabama, LLC	Delaware
NC Financial Solutions of Arizona, LLC	Delaware
NC Financial Solutions of California, LLC	Delaware
NC Financial Solutions of Colorado, LLC	Delaware
NC Financial Solutions of Delaware, LLC	Delaware

Entity Name	Jurisdiction of Formation
NC Financial Solutions of Georgia, LLC	Delaware
NC Financial Solutions of Idaho, LLC	Delaware
NC Financial Solutions of Illinois, LLC	Delaware
NC Financial Solutions of Kansas, LLC	Delaware
NC Financial Solutions of Maryland, LLC	Delaware
NC Financial Solutions of Mississippi, LLC	Delaware
NC Financial Solutions of Missouri, LLC	Delaware
NC Financial Solutions of Nevada, LLC	Delaware
NC Financial Solutions of New Mexico, LLC	Delaware
NC Financial Solutions of North Dakota, LLC	Delaware
NC Financial Solutions of Ohio, LLC	Delaware
NC Financial Solutions of South Carolina, LLC	Delaware
NC Financial Solutions of South Dakota, LLC	Delaware
NC Financial Solutions of Tennessee, LLC	Delaware
NC Financial Solutions of Texas, LLC	Delaware
NC Financial Solutions of Utah, LLC	Delaware
NC Financial Solutions of Virginia, LLC	Delaware
NC Financial Solutions of Wisconsin, LLC	Delaware
Express Cash International Corporation	Delaware
Florida Cash America, Inc.	Florida
Georgia Cash America, Inc.	Georgia
Ohio Neighborhood Finance, Inc.	Delaware
Ohio Neighborhood Credit Solutions, LLC	Delaware
Cash America of Mexico, Inc.	Delaware
CAMex Holding, LLC	Delaware
PF Labor Holdings, LLC	Delaware

Schedule II

Other Guarantors

Entity Name	Jurisdiction of Formation
Cash America, Inc. of Alabama	Alabama
Cash America, Inc. of Alaska	Alaska
Cash America, Inc. of Colorado	Colorado
Cash America, Inc. of Indiana	Indiana
Cash America, Inc. of Kentucky	Kentucky
Cash America, Inc. of Oklahoma	Oklahoma
Cash America, Inc. of South Carolina	South Carolina
Cash America, Inc. of Tennessee	Tennessee
Cash America, Inc. of Utah	Utah
Cash America of Missouri, Inc.	Missouri
Vincent’s Jewelers and Loan, Inc.	Missouri
Cash America Pawn, Inc. of Ohio	Ohio
Bronco Pawn & Gun, Inc.	Oklahoma
Gamecock Pawn & Gun, Inc.	South Carolina
Tiger Pawn & Gun, Inc. Cash America, Inc. of Nevada Cash America, Inc. of Illinois	Tennessee Nevada Illinois
Creazione Estilo, S.A. de C.V.	Mexico